CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Tax-Free Fund of Colorado and to the use of our reports dated February 26, 2009 on the financial statements and financial highlights of Tax-Free Fund of Colorado. Such financial statements and financial highlights appear in the 2008 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.





                                                /s/TAIT, WELLER & BAKER LLP


Philadelphia, Pennsylvania
April 23, 2009